December 8, 2025

To:
Ms. Liron Sharon

Dear Liron,

Re: Appointment as Interim Principal Financial Officer (“PFO”)

We are pleased to appoint and designate you as an interim Principal Financial Officer (“PFO”) of Kaltura, Inc. (including its subsidiaries) (the “Company”) effective as of December 6, 2025 (“Effective Date”) and hereby ratify your appointment as of such date. This letter outlines the principal terms, duties, and responsibilities of your role. It serves as an addendum to your employment agreement and forms an integral part thereof.
1.    Position and Reporting
You will serve as the Company’s interim PFO and will report to the Chief Executive Officer (“CEO”), with regular reporting duties to the Board of Directors and its Audit Committee.
2.    Scope of Responsibilities
Your responsibilities shall include, without limitation:
2.1.    Overseeing financial planning and analysis (FP&A), budgeting, forecasting, treasury functions, investor‑relations support, and financial strategy.
2.2.    Ensuring compliance with SEC reporting requirements, financial disclosures, and internal controls.
2.3.    Coordinating with the PAO on accounting policies, SOX compliance, and financial statement preparation.
2.4.    Managing global finance operations, cash‑flow planning, and capital‑structure recommendations.
2.5.    Supporting Board reporting and presenting financial matters to the Audit Committee.
2.6.    Any other responsibilities and authorizations as set forth under the applicable laws.
3.    Successor to CFO Duties
Along with the Principal Accounting Officer, you will jointly assume and perform the duties typically assigned to the Chief Financial Officer (“CFO”), until such time as the Company appoints a permanent CFO or determines otherwise.
4.    Authority
You will have authority over financial strategy, financial planning processes, and internal finance operations necessary to perform your responsibilities.
5.    Term
Your appointment is intended to be of a temporary nature until the appointment and designation of a permanent CFO for the Company. Your appointment shall become effective on the Effective Date and shall continue until modified or terminated by the Company pursuant to applicable agreements and policies.

6.    Acceptance
Please sign below to acknowledge your acceptance of this appointment.

Sincerely yours,

Sigal Srur
Chief Human Resources Officer

Accepted and agreed,

By:
Name:	Liron Sharon
Date:	December 8, 2025

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